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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
      Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): JUNE 15, 1999



                        FIRSTWORLD COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                  0-24953                   33-0521976
(State or other jurisdiction      (Commission              (I.R.S. Employer
     of incorporation)            File Number)            Identification No.)


  7100 E. BELLEVIEW AVENUE, SUITE 210,
       GREENWOOD VILLAGE, COLORADO                             80111
(Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (303) 874-8010

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ITEM 5.  OTHER EVENTS

     FirstWorld Communications, Inc., a Delaware corporation (the "Company"),
                                                                   -------
announced on June 15, 1999 that it has acquired all of the outstanding membership interests of Internet Express, LLC, a Colorado limited liability company ("Internet Express"), for approximately $2.17 million (less debt and
          ----------------
deferred revenue) and approximately 30,000 shares of the Company's Series B Common Stock, par value of $.0001 per share. A copy of the press release of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  Date: June 28, 1999                        FIRSTWORLD COMMUNICATIONS, INC.



                                             By:  /s/ Sheldon S. Ohringer
                                                  ----------------------------

                                                  Sheldon S. Ohringer
                                                  Chief Executive Officer and
                                                  President


                                EXHIBITS INDEX

Exhibit     Description
-------     -----------

99.1 Press Release, dated June 15, 1999, issued by the Company announcing the acquisition of Internet Express.


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